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EXHIBIT 2

     AMENDED AND RESTATED GUARANTEE AND
SECURITY AGREEMENT

dated as of

February 8, 2001

among

UNOVA, INC.,

THE GUARANTORS PARTY HERETO

and

MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
as Collateral Agent

SCHEDULES:
Schedule 1	Equity Interests in Foreign Subsidiaries and Affiliates Owned by Original Lien Grantors
Schedule 2	Other Investment Property Owned by Original Lien Grantors
Schedule 3	Additional Secured Obligations
EXHIBITS:
Exhibit A	Security Agreement Supplement
Exhibit B	Perfection Certificate
Exhibit C	Securities Account Control Agreement
Exhibit D	Copyright Security Agreement
Exhibit E	Patent Security Agreement
Exhibit F	Trademark Security Agreement

ii

AMENDED AND RESTATED GUARANTEE AND
SECURITY AGREEMENT

    AGREEMENT dated as of February 8, 2001 among UNOVA, INC., the GUARANTORS party hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent.

    WHEREAS, the parties hereto are party to a Guarantee and Security Agreement dated November 13, 2000 (the "Existing Security Agreement");

    WHEREAS, in connection with the effectiveness of the Amended and Restated Credit Agreement of even date herewith among the parties to the Credit Agreement referred to in the Existing Security Agreement, which amends and restates said Credit Agreement (said Amended and Restated Credit Agreement, the "Amended Agreement"), the parties hereto wish to amend and restate the Existing Security Agreement;

    NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that effective as of Effective Date (as defined in the Amended Agreement), the Existing Security Agreement is hereby amended and restated to read in its entirety as follows:

    SECTION 1.  Definitions.

    (a)  Terms Defined in Credit Agreement.  Terms defined in the Credit Agreement and not otherwise defined in subsection (b) or (c) of this Section have, as used herein, the respective meanings provided for therein.

    (b)  Terms Defined in UCC.  As used herein, each of the following terms (i) if it is defined in both the Current UCC and the Revised UCC, has the meaning specified in the Current UCC until the UCC Revision Date and the meaning specified in the Revised UCC on and after the UCC Revision Date or (ii) if it is defined in the Revised UCC but not in the Current UCC, has the meaning specified in the Revised UCC at all times:

Term	Current UCC	Revised UCC
Account	9-106	9-102
Authenticate	not defined	9-102
Chattel Paper	9-105	9-102
Deposit Account	not defined	9-102
Document	9-105	9-102
Entitlement Holder	8-102	8-102
Entitlement Order	8-102	8-102
Equipment	9-109	9-102
Financial Asset	8-102 & 103	8-102 & 103
General Intangibles	9-106	9-102
Instrument	9-105	9-102
Inventory	9-109	9-102
Investment Property	9-115	9-102
Letter-of-Credit Right	not defined	9-102
Payment Intangible	not defined	9-102
Record	not defined	9-102
Securities Account	8-501	8-501
Securities Intermediary	8-102	8-102
Security	8-102 & 103	8-102 & 103
Security Entitlement	8-102	8-102
Supporting Obligations	not defined	9-102

    (c)  Additional Definitions.  The following additional terms, as used herein, have the following meanings:

    "Additional Secured Obligations" means obligations of the Borrower or a Subsidiary in respect of (i) letters of credit, bank guarantees and foreign exchange contracts in an aggregate principal or maximum amount not to exceed $75,000,000 at any time and (ii) multi-currency loans in an aggregate amount not to exceed $25,000,000, in each case existing on the date hereof and set forth on Schedule 3 hereto; provided that each such obligation shall cease to be an "Additional Secured Obligation" hereunder upon (i) the written release by the holder of such Additional Secured Obligation of its rights hereunder with respect thereto or (ii) the satisfaction, solely with respect to such Additional Secured Obligation, of the Release Conditions. The Borrower will promptly provide the Collateral Agent with notice of any such release or satisfaction, together with copies of documentation evidencing the same.

    "Administrative Agent" means Morgan Guaranty Trust Company of New York, in its capacity as administrative agent under the Loan Documents.

    "Borrower" means UNOVA, Inc., a Delaware corporation.

    "Cash Distributions" means dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral.

    "Collateral" means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Security Documents. When used with respect to a specific Lien Grantor, the term "Collateral" means all its property on which such a Lien is granted or purports to be granted.

    "Collateral Accounts" means the Cash Collateral Accounts, the Controlled Deposit Accounts and the Controlled Securities Accounts.

    "Collateral Agent" means Morgan Guaranty Trust Company of New York, in its capacity as Collateral Agent under the Security Documents.

    "Contingent Secured Obligation" means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature or unliquidated at such time, including any Secured Obligation that is:

       (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it;

      (ii) any other obligation (including any guarantee) that is contingent in nature at such time; provided that contingent obligations under general indemnification provisions (such as Sections 9.03, 9.04 and 10.03 of the Credit Agreement) and the like as to which no claim is pending or reasonably foreseeable shall not be treated as Contingent Secured Obligations for purposes of administration of this Agreement;

      (iii) an obligation in respect of foreign exchange contracts that have not matured or otherwise been terminated at such time; or

      (iv) an obligation to provide collateral to secure any of the foregoing types of obligations.

    "Control" has the following meanings:

      (a) when used with respect to any Security or Security Entitlement, (i) before the applicable UCC Revision Date, the meaning specified in Current UCC Section 8-106 and (ii) on and after the applicable UCC Revision Date, the meaning specified in Revised UCC Section 8-106; and

      (b) when used with respect to any Deposit Account, the meaning specified in Revised UCC Section 9-104.

    "Controlled Deposit Account" means a Deposit Account (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Collateral Agent is the Depositary Bank's "customer" (as defined in UCC Section 4-104).

    "Controlled Securities Account" means a Securities Account that (i) is maintained in the name of a Lien Grantor at an office of a Securities Intermediary located in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Lien Grantor, the Collateral Agent and such Securities Intermediary.

    "Copyright License" means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence, including any agreement identified in Schedule 1 to any Copyright Security Agreement.

    "Copyrights" means all the following: (i) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States or any other country, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Copyright Security Agreement, (ii) all renewals of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

    "Copyright Security Agreement" means a Copyright Security Agreement, substantially in the form of Exhibit D, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

    "Credit Agreement" means the Credit Agreement dated as of September 24, 1997 among UNOVA, Inc., the Banks party thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent, as amended prior to the date hereof, as amended and restated by the Amended and Restated Credit Agreement of even date herewith among the parties thereto, and as the same may hereafter be further amended from time to time.

    "Current UCC" means the UCC as in effect from time to time before the UCC Revision Date.

    "Deposit Account Control Agreement" means, with respect to any Deposit Account of any Lien Grantor, an agreement among such Lien Grantor, the Collateral Agent and the relevant Depositary Bank, set forth in an Authenticated Record, (i) that such Depositary Bank will comply with instructions originated by the Collateral Agent directing disposition of the funds in such Deposit Account without further consent by such Lien Grantor and (ii) subordinating to the relevant Transaction Lien all claims of the Depositary Bank to such Deposit Account (except its right to deduct its normal operating charges and any uncollected funds previously credited thereto).

    "Depositary Bank" means a bank at which a Controlled Deposit Account is maintained.

    "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States or a political subdivision thereof, except The Factory Power Company, an Ohio corporation, and KCH Funding LLC, a Delaware limited liability company.

    "Equity Interest" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.

    "Existing Security Agreement" has the meaning assigned to such term in the recitals hereto.

    "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary, except The Factory Power Company, an Ohio corporation, and KCH Funding LLC, a Delaware limited liability company.

    "Guarantors" means each Subsidiary of the Borrower listed on the signature pages hereof under the caption "Guarantors" and each Subsidiary of the Borrower that shall, at any time after the date hereof, become a "Guarantor" pursuant to Section 19.

    "Indenture" means the Indenture dated as of March 11, 1998 between UNOVA, Inc. and The First National Bank of Chicago, as Trustee.

    "Intellectual Property" means any and all (i) Patents, (ii) Patent Licenses, (iii) Trademarks, (iv) Trademark Licenses, (v) Copyrights and (vi) Copyright Licenses, and all rights in or under any of the foregoing.

    "Intellectual Property Filing" means (i) with respect to any Patent, Patent License, Trademark or Trademark License, the filing of the applicable Patent Security Agreement or Trademark Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form, and (ii) with respect to any Copyright or Copyright License, the filing of the applicable Copyright Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Transaction Lien granted to the Collateral Agent in such Recordable Intellectual Property.

    "Intellectual Property Security Agreement" means a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.

    "Lien Grantors" means the Borrower and the Guarantors.

    "Liquid Investment" means a Permitted Investment (other than commercial paper) that matures within 30 days after it is first included in the Collateral.

    "LLC Interest" means a membership interest or similar interest in a limited liability company.

    "Non-Contingent Secured Obligation" means at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.

    "Operating Property" has the meaning set forth in the Indenture.

    "Opinion of Counsel" means a written opinion of legal counsel (who may be counsel to a Lien Grantor or other counsel, in either case approved by the Administrative Agent in a writing delivered to the Collateral Agent, which approval shall not be unreasonably withheld) addressed and delivered to the Collateral Agent.

    "Original Lien Grantor" means any Lien Grantor that grants a Lien on any of its assets hereunder on the Effective Date.

    "own" refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and "acquire" refers to the acquisition of any such rights.

    "Partnership Interest" means a partnership interest, whether general or limited.

    "Patent License" means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not, including any agreement identified in Schedule 1 to any Patent Security Agreement.

    "Patents" means (i) all letters patent and design letters patent of the United States or any other country and all applications for letters patent or design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Patent Security Agreement, (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

    "Patent Security Agreement" means a Patent Security Agreement, substantially in the form of Exhibit E, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

    "Perfection Certificate" means, with respect to any Lien Grantor, a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules contemplated thereby to the reasonable satisfaction of the Administrative Agent, and signed by an officer of such Lien Grantor.

    "Permitted Liens" means (i) the Transaction Liens and (ii) any other Liens on the Collateral permitted to be created or assumed or to exist pursuant to Section 6.02 of the Credit Agreement.

    "Pledged", when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time.

    "Post-Petition Interest" means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

    "Proceeds" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Lien Grantor 7against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

    "Recordable Intellectual Property" means each (i) Patent, (ii) Patent License, (iii) Trademark, (iv) Trademark License, (v) Copyright and (vi) Copyright License, which is of material importance to the conduct of the business of any UNOVA Company or otherwise has material economic value by virtue of existing or prospective revenues from the licensing thereof and/or prosecution of claims for infringement thereof; provided that the Battery and Disk IP Portfolio shall not constitute Recordable Intellectual Property.

    "Release Conditions" means the following conditions for releasing all the Secured Guarantees and terminating all the Transaction Liens:

       (i) all Commitments under the Credit Agreement shall have expired or been terminated;

      (ii) all Non-Contingent Secured Obligations shall have been paid in full; and

      (iii) no Contingent Secured Obligation shall remain outstanding or such Contingent Secured Obligation shall be cash collateralized to an extent and in a manner reasonably satisfactory to each affected Secured Party.

    "Revised Article 9" means revised Article 9 of the Uniform Commercial Code as set forth in the 1998 Official Text thereof; provided that, when used with respect to any jurisdiction on or after the date when revised Article 9 (with or without local changes therein) first becomes effective in such jurisdiction, "Revised Article 9" refers to Article 9 as in effect in such jurisdiction from time to time.

    "Revised UCC" means (i) before the UCC Revision Date, the Uniform Commercial Code as set forth in the 1998 Official Text thereof and (ii) on and after the UCC Revision Date, the Uniform Commercial Code as in effect from time to time in the State of New York.

    "Secured Agreement", when used with respect to any Secured Obligation, refers collectively to each instrument, agreement or other document that sets forth obligations of the Borrower, obligations of a guarantor and/or rights of the holder with respect to such Secured Obligation.

    "Secured Guarantee" means, with respect to each Guarantor, its guarantee of the Secured Obligations under Section 2 hereof or Section 1 of a Security Agreement Supplement.

    "Secured Obligations" means (i) all principal of all Loans outstanding from time to time under the Credit Agreement, all interest (including Post-Petition Interest) on such Loans and all other amounts now or hereafter payable by the Borrower pursuant to the Loan Documents and (ii) all Additional Secured Obligations subject to the proviso to the definition of Additional Secured Obligations.

    "Secured Parties" means the holders from time to time of the Secured Obligations.

    "Secured Party Requesting Notice" means, at any time, a Secured Party that has, at least five Business Days prior thereto, delivered to the Collateral Agent a written notice (i) stating that it holds one or more Secured Obligations and wishes to receive copies of the notices referred to in Section 17(h) and (ii) setting forth its address, facsimile number and e-mail address to which copies of such notices should be sent.

    "Securities Account Control Agreement" means, when used with respect to a Securities Account, a Securities Account Control Agreement substantially in the form of Exhibit C (with any changes that the Administrative Agent shall have approved, which approval shall not be unreasonably withheld) among the relevant Securities Intermediary, the relevant Lien Grantor and the Collateral Agent to the effect that such Securities Intermediary will comply with Entitlement Orders originated by the Collateral Agent with respect to such Securities Account without further consent by the relevant Lien Grantor.

    "Security Agreement Supplement" means a Security Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary of the Borrower as a party hereto pursuant to Section 19 and/or adding additional property to the Collateral.

    "Security Documents" means this Agreement, the Security Agreement Supplements, the Deposit Account Control Agreements, the Securities Account Control Agreements, the Intellectual Property Security Agreements and all other supplemental or additional security agreements, control agreements, or similar instruments delivered pursuant to the Financing Documents.

    "Supporting Letter of Credit" means a letter of credit that supports the payment or performance of one or more items included in the Collateral.

    "Trademark License" means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right to use any Trademark, including any agreement identified in Schedule 1 to any Trademark Security Agreement.

    "Trademarks" means: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Trademark Security Agreement, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

    "Trademark Security Agreement" means a Trademark Security Agreement, substantially in the form of Exhibit F, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

    "Transaction Liens" means the Liens granted by the Lien Grantors under the Security Documents.

    "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

    "UCC Revision Date" means the date when Revised Article 9 first becomes effective in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC Revision Date" means the date when Revised Article 9 first becomes effective in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. Such provisions often refer to the relevant date as the "applicable UCC Revision Date".

    "UNOVA Company" means the Borrower or any of its Subsidiaries.

    (a)  Terms Generally.  The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (e) the word "property" shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

    SECTION 2.  Guarantees by Guarantors.

    (a)  Secured Guarantees.  Each Guarantor unconditionally guarantees the full and punctual payment of each Secured Obligation when due (whether at stated maturity, upon acceleration or otherwise). If the Borrower fails to pay any Secured Obligation punctually when due, each Guarantor agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Secured Agreement.

    (b)  Secured Guarantees Unconditional.  The obligations of each Guarantor under its Secured Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

       (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower, any other Guarantor or any other Person under any Secured Agreement, by operation of law or otherwise;

      (ii) any modification or amendment of or supplement to any Secured Agreement;

      (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower, any other Guarantor or any other Person under any Secured Agreement;

      (iv) any change in the corporate existence, structure or ownership of the Borrower, any other Guarantor or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Guarantor or any other Person or any of their assets or any resulting release or discharge of any obligation of the Borrower, any other Guarantor or any other Person under any Secured Agreement;

      (v) the existence of any claim, set-off or other right that such Guarantor may have at any time against the Borrower, any other Guarantor, any Secured Party or any other Person, whether in connection with the Loan Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

      (vi) any invalidity or unenforceability relating to or against the Borrower, any other Guarantor or any other Person for any reason of any Secured Agreement, or any provision of applicable law or regulation purporting to prohibit the payment of any Secured Obligation by the Borrower, any other Guarantor or any other Person; or

     (vii) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor, any other party to any Secured Agreement, any Secured Party or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of or defense to any obligation of any Guarantor hereunder.

    (c)  Release of Secured Guarantees.  (i) All the Secured Guarantees will be released when all the Release Conditions are satisfied. If at any time any payment of a Secured Obligation is rescinded or must be otherwise restored or returned upon the insolvency or receivership of the Borrower or otherwise, the Secured Guarantees shall be reinstated with respect thereto as though such payment had been due but not made at such time.

      (ii) If all the capital stock of a Guarantor or all the assets of a Guarantor are sold, directly or indirectly, to a Person other than the Borrower or one of its Subsidiaries in a transaction not prohibited by the Credit Agreement (any such sale, a "Sale of Guarantor"), the Collateral Agent shall release such Guarantor from its Secured Guarantee; provided that, if such sale is a Reduction Event, arrangements satisfactory to the Administrative Agent have been made to apply the Net Proceeds thereof as required by the Credit Agreement. Such release shall not require the consent of any Secured Party, and the Collateral Agent shall be fully protected in relying on a certificate of the Borrower as to whether any particular sale constitutes a Sale of Guarantor and on the Administrative Agent as to whether satisfactory arrangements for applying the Net Proceeds thereof, if needed, have been made.

      (iii) In addition to any release permitted by subsection (ii), the Collateral Agent may release any Secured Guarantee with the prior written consent of the Required Banks.

    (d)  Waiver by Guarantors.  Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other Guarantor or any other Person.

    (e)  Subrogation.  Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Borrower with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of the Borrower in respect thereof.

    (f)  Contribution; Subordination.  Each Guarantor (a "Contributing Guarantor") agrees that, in the event a payment shall be made by any other Guarantor under this Agreement or assets of any other Guarantor shall be sold pursuant to this Agreement to satisfy a claim against any UNOVA Company (such other Guarantor, the "Claiming Guarantor"), the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on November 13, 2000 (or, in the case of any Guarantor becoming a party hereto pursuant to Section 26 after such date, the date of the Supplement hereto executed and delivery by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on November 13, 2000 (or, in the case of any Guarantor becoming a party hereto pursuant to Section 26 after such date, the date of the Supplement hereto executed and delivered by such Guarantor). All rights of the Guarantors under this Section and any other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Secured Obligations.

    (g)  Stay of Acceleration.  If acceleration of the time for payment of any Secured Obligation by the Borrower is stayed by reason of the insolvency or receivership of the Borrower or otherwise, all Secured Obligations otherwise subject to acceleration under the terms of any Secured Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Collateral Agent.

    (h)  Right of Set-Off.  If any Secured Obligation is not paid promptly when due, each of the Secured Parties and their respective Affiliates is authorized, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party or Affiliate to or for the credit or the account of any Guarantor against the obligations of such Guarantor under its Secured Guarantee, irrespective of whether or not such Secured Party shall have made any demand thereunder and although such obligations may be unmatured. The rights of each Secured Party under this subsection are in addition to all other rights and remedies (including other rights of setoff) that such Secured Party may have.

    (i)  Continuing Guarantee.  Each Secured Guarantee is a continuing guarantee, shall be binding on the relevant Guarantor and its successors and assigns, and shall be enforceable by the Collateral Agent or the Secured Parties. If all or part of any Secured Party's interest in any Secured Obligation is assigned or otherwise transferred, the transferor's rights under each Secured Guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.

    (j)  Limitation on Obligations of Guarantor.  The obligations of each Guarantor under its Secured Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render such Secured Guarantee subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law.

    SECTION 3.  Grant of Transaction Liens.

    (a) The Borrower, in order to secure the Secured Obligations, and each Guarantor listed on the signature pages hereof, in order to secure its Secured Guarantee, grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Borrower or such Guarantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located, subject to the exceptions set forth in Section 3(b):

       (i) all Accounts;

      (ii) all Chattel Paper;

      (iii) all Deposit Accounts;

      (iv) all Documents;

      (v) all Equipment;

      (vi) all General Intangibles (including any Equity Interests in other Persons that do not constitute Investment Property and any Intellectual Property);

     (vii) all Instruments;

     (viii) all Inventory;

      (ix) all Investment Property;

      (x) all Letter-of-Credit Rights;

      (xi) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Original Lien Grantor pertaining to any of its Collateral;

     (xii) such Original Lien Grantor's ownership interest in (1) its Collateral Accounts, (2) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in its Collateral Accounts from time to time and (4) all other money in the possession of the Collateral Agent; and

     (xiii) all Proceeds of the Collateral described in the foregoing clauses (i) through (xii).

    (b) The Collateral shall not include:

       (i) any Equity Interest in or any Debt issued by any Domestic Subsidiary or any Restricted Subsidiary (as defined in the Indenture);

      (ii) any Operating Property;

      (iii) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction;

      (iv) voting Equity Interests in any Foreign Subsidiary, to the extent (but only to the extent) required to prevent the Collateral from including more than 66% of all voting Equity Interests in such Foreign Subsidiary;

      (v) any assets subject to a Permitted Lien, if and for so long as the document granting or governing such Permitted Lien validly prohibits the granting of another Lien on such assets;

      (vi) Equipment leased by a Lien Grantor under a lease, if and for so long as such lease validly prohibits the granting of a Lien on such Equipment;

     (vii) any general intangibles or other rights arising under any contract, instrument, license or other document if (but only to the extent that and only for so long as) the grant of a security interest therein is validly prohibited or validly made subject to the consent of a third party by the terms of such general intangible or other contract, instrument, license or document or a related agreement among the same parties, unless and until all required consents shall have been obtained; and

     (viii) Deposit Accounts and Investment Property pledged to secure obligations other than Secured Obligations as contemplated by Section 6.02(f) of the Credit Agreement.

    (c) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

    (d) The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Lien Grantor with respect to any of the Collateral or any transaction in connection therewith.

    (e) The execution and delivery of this Amended and Restated Guarantee and Security Agreement does not in any way detract from, postpone or impair the grant of security interests pursuant to the Existing Security Agreement.

    (f)  The parties do not intend to grant a security interest in the Collateral that would require under the Indenture an equal and ratable security interest in the Collateral for the benefit of the securities outstanding under the Indenture.

    SECTION 4.  General Representations and Warranties.  Each Original Lien Grantor represents and warrants that:

    (a) Such Lien Grantor is a duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate.

    (b) Schedule 1 lists all Equity Interests in Foreign Subsidiaries and Affiliates owned directly by such Lien Grantor as of the Effective Date. On or within 30 days (or such longer period as the Administrative Agent may approve, such approval not to be unreasonably withheld) after the Effective Date, such Lien Grantor shall take such steps as may be necessary or as may be reasonably requested by the Collateral Agent to cause the Collateral Agent to have Control of all such Equity Interests which constitute Securities.

    (c) Schedule 2 lists, as of the Effective Date, (i) all Securities owned by such Lien Grantor (except Securities evidencing Equity Interests in Subsidiaries and Affiliates) and (ii) all Securities Accounts to which Financial Assets are credited in respect of which such Lien Grantor owns Security Entitlements.

    (d) All Pledged Equity Interests owned by such Lien Grantor are owned by it free and clear of any Lien other than (i) the Transaction Liens and (ii) any tax liens and judgment liens that are Permitted Liens. None of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person. Such Lien Grantor is not and will not become a party to or otherwise bound by any agreement (except the Loan Documents) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.

    (e) Such Lien Grantor has good title to all its Collateral (subject to exceptions that are, in the aggregate, not material), free and clear of any Lien other than Permitted Liens.

    (f)  Such Lien Grantor has not performed any acts that might prevent the Collateral Agent from enforcing any of the provisions of the Security Documents or that would limit the Collateral Agent in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Lien Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens or other Liens permitted by the Credit Agreement. After the Effective Date, no Collateral owned by such Lien Grantor will be in the possession or under the Control of any other Person having a claim thereto or security interest therein, other than a Permitted Lien.

    (g) The Transaction Liens on all Collateral owned by such Lien Grantor (i have been validly created, (ii) will attach to each item of such Collateral on the date this Agreement becomes effective as to such Lien Grantor (or, if such Lien Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Secured Obligations or such Lien Grantor's Secured Guarantee, as the case may be.

    (h) Such Lien Grantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the date thereof.

    (i)  When UCC financing statements describing the Collateral as set forth in such Lien Grantor's Perfection Certificate have been filed in the offices specified in such Perfection Certificate, the Transaction Liens will constitute perfected security interests in the Collateral owned by such Lien Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens. When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to such Lien Grantor's Recordable Intellectual Property (including any future filings required pursuant to Sections 5(a) and 8(a)), the Transaction Liens will constitute perfected security interests in all right, title and interest of such Lien Grantor in its Recordable Intellectual Property to the extent that security interests therein may be perfected by such filings, prior to all Liens and rights of others therein except Permitted Liens. Except for (i) the filing of such UCC financing statements and (ii) such Intellectual Property Filings, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or enforceability thereof or for the perfection of the Transaction Liens or for the enforcement of the Transaction Liens.

    (j)  Such Lien Grantor has taken, and will continue to take, all actions necessary under the UCC to perfect its interest in any Accounts or Chattel Paper purchased or otherwise acquired by it, as against its assignors and creditors of its assignors. On and after the applicable UCC Revision Date, such Lien Grantor will also take, and continue to take, all actions necessary under the UCC to perfect its interest in any Payment Intangibles or promissory notes purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

    (k) Such Lien Grantor's Collateral is insured as required by the Credit Agreement.

    (l)  All of such Lien Grantor's Inventory has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended.

    SECTION 5.  Further Assurances; General Covenants.  Each Lien Grantor covenants as follows:

    (a) Such Lien Grantor will, from time to time, at the Borrower's expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any Intellectual Property Filing and other filing of financing or continuation statements under the UCC) that from time to time may be reasonably necessary or desirable, or that the Administrative Agent may reasonably request, in order to:

       (i) create, preserve, perfect, confirm or validate the Transaction Liens on such Lien Grantor's Collateral;

      (ii) in the case of Pledged Deposit Accounts and Pledged Investment Property, cause the Collateral Agent to have Control thereof;

      (iii) enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Security Documents; or

      (iv) enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Lien Grantor's Collateral.To the extent permitted by applicable law, such Lien Grantor authorizes the Collateral Agent to execute and file such financing statements or continuation statements without such Lien Grantor's signature appearing thereon. Such Lien Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Such Lien Grantor constitutes the Collateral Agent its attorney-in-fact to execute and file all Intellectual Property Filings and other filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens granted by such Lien Grantor terminate pursuant to Section 18. The Borrower will pay the costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

    (b) Such Lien Grantor will not (i) change its name or corporate structure, (ii) change its location (determined as provided in Revised UCC Section 9-307) or (iii) become bound, as provided in Revised UCC Section 9-203(d) or otherwise, by a security agreement entered into by another Person, unless it shall have given the Collateral Agent prior notice thereof and taken such actions as the Collateral Agent may reasonably request in accordance with Section 5(d).

    (c) Before the applicable UCC Revision Date, such Lien Grantor will not change (i) the location of its chief executive office or chief place of business or (ii) the locations where it keeps or holds any Collateral (except Inventory in transit from one such location to another) from the applicable locations described in its Perfection Certificate, unless it shall have given the Collateral Agent prior notice thereof and taken such actions as the Collateral Agent may reasonably request in accordance with Section 5(d). It will not in any event change the location of any Collateral owned by it if such change would cause the Transaction Lien on such Collateral to lapse or cease to be perfected.

    (d) At least 10 days before it takes any action contemplated by Section 5(b) or 5(c), such Lien Grantor will ensure that (i) all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Transaction Liens against all creditors of and purchasers from such Lien Grantor after it takes such action (except any applicable continuation statements that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose, (ii) all fees and taxes, if any, payable in connection with such filings or recordations have been paid in full and (iii) except as otherwise agreed by the Required Banks, such action will not adversely affect the perfection or priority of the Transaction Lien on any Collateral to be owned by such Lien Grantor after it takes such action or the accuracy of such Lien Grantor's representations and warranties herein relating to such Collateral.

    (e) Other than sales of inventory in the ordinary course of business, such Lien Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral; provided that such Lien Grantor may do any of the foregoing unless (i) doing so would violate a covenant in the Credit Agreement or (ii) an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified such Lien Grantor that its right to do so is terminated, suspended or otherwise limited. Concurrently with any sale, lease or other disposition (except a sale or disposition to another Lien Grantor or a lease) permitted by the foregoing proviso, the Transaction Liens on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) will cease immediately without any action by the Collateral Agent or any other Secured Party. The Collateral Agent will, at the Borrower's expense, execute and deliver to the relevant Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to a Transaction Lien.

    (f)  Such Lien Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence concerning such Lien Grantor's Collateral that the Collateral Agent may reasonably request from time to time to enable it to enforce the provisions of the Security Documents.

    SECTION 6.  Accounts.  Each Lien Grantor represents, warrants and covenants as follows:

    (a) Such Lien Grantor will use commercially reasonable efforts to cause to be collected from its account debtors, when due, all amounts owing under its Accounts (including delinquent Accounts, which will be collected in accordance with lawful collection procedures) and will apply all amounts collected thereon, forthwith upon receipt thereof, to the outstanding balances of such Accounts. Subject to the rights of the Collateral Agent and the other Secured Parties hereunder if an Event of Default shall have occurred and be continuing, such Lien Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) any extension or renewal of the time or times for payment, or settlement for less than the total unpaid balance, that such Lien Grantor finds appropriate in accordance with sound business judgment and (ii) refunds or credits, all in the ordinary course of business and consistent with such Lien Grantor's historical collection practices. The costs and expenses (including attorney's fees) of collection, whether incurred by such Lien Grantor or the Collateral Agent, shall be paid by such Lien Grantor.

    (b) If payments with respect to any of such Lien Grantor's Accounts are received in a lockbox or similar account, such Lien Grantor will at all times 30 days (or such longer period, not exceeding 75 days, as the Administrative Agent may approve, such approval not to be unreasonably withheld) or more after the Effective Date, (i) cause such account to be a Controlled Deposit Account and (ii) cause the relevant depositary bank to subordinate to the relevant Transaction Lien all its claims to such account (except its right to deduct its normal operating charges and any uncollected funds previously credited thereto). The Collateral Agent will instruct the relevant depositary bank to transfer funds credited to any such account, as promptly as practicable after receipt thereof, to a concentration account which is a Controlled Deposit Account designated by such Lien Grantor; provided that, if an

Event of Default shall have occurred and be continuing, the Collateral Agent may designate the Controlled Deposit Account to which such funds are transferred.

    (c) If an Event of Default shall have occurred and be continuing, such Lien Grantor will, if requested to do so by the Collateral Agent, promptly notify (and such Lien Grantor authorizes the Collateral Agent so to notify) each account debtor in respect of any of its Accounts that such Accounts have been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Accounts are to be made directly to the Collateral Agent or its designee.

    SECTION 7.  Recordable Intellectual Property.  On the Effective Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will sign and deliver to the Collateral Agent Intellectual Property Security Agreements with respect to all Recordable Intellectual Property then owned by it. From time to time thereafter, whenever any Lien Grantor acquires any Recordable Intellectual Property or determines that any Intellectual Property owned by it has become Recordable Intellectual Property, it will promptly make all Intellectual Property Filings necessary to record the Transaction Liens on such Recordable Intellectual Property.

    SECTION 8.  Investment Property.  Each Lien Grantor represents, warrants and covenants as follows:

    (a)  Security Entitlements.  Within 30 days (or such longer period, not exceeding 75 days, as the Administrative Agent may approve, such approval not to be unreasonably withheld) after the date this Agreement becomes effective as to such Lien Grantor, such Lien Grantor will, with respect to each Security Entitlement then owned by it, enter into (and cause the relevant Securities Intermediary to enter into) a Securities Account Control Agreement in respect of such Security Entitlement and the Securities Account to which the underlying Financial Asset is credited and will deliver such Securities Account Control Agreement to the Collateral Agent (which shall enter into the same). Thereafter, whenever such Lien Grantor acquires any other Security Entitlement, such Lien Grantor will, as promptly as practicable, cause the underlying Financial Asset to be credited to a Controlled Securities Account. The provisions of this subsection are subject to Sections 8(b).

    (b)  Materiality Exception.  The Lien Grantors have the right not to comply with the foregoing provision of this Section with respect to Pledged Security Entitlements having a fair market value that does not at any time exceed $1,000,000 in the aggregate for all Lien Grantors. However, if an Event of Default occurs and is continuing, the Collateral Agent may terminate the foregoing right not to comply, or reduce the amount thereof, by giving at least 10 days' notice of such termination or reduction to the relevant Lien Grantors.

    (c)  Perfection as to Security Entitlements.  So long as the Financial Asset underlying any Security Entitlement owned by such Lien Grantor is credited to a Controlled Securities Account, (i) the Transaction Lien on such Security Entitlement will be perfected, subject to no prior Liens or rights of others (except Liens and rights of the relevant Securities Intermediary that are Permitted Liens), (ii) the Collateral Agent will have Control of such Security Entitlement and (iii) no meritorious action based on an adverse claim to such Security Entitlement or such Financial Asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Collateral Agent or any other Secured Party.

    (d)  Agreement as to Applicable Jurisdiction.  In respect of all Security Entitlements owned by such Lien Grantor, and all Securities Accounts to which the related Financial Assets are credited, the Securities Intermediary's jurisdiction (determined as provided in UCC Section 8-110(e)) will at all times be located in the United States.

    SECTION 9.  Controlled Deposit Accounts.  Each Lien Grantor represents, warrants and covenants as follows:

    (a) At all times 30 days (or such longer period, not exceeding 75 days, as the Administrative Agent may approve, such approval not to be unreasonably withheld) or more after the Effective Date, all cash owned by such Lien Grantor will be deposited, upon or promptly after the receipt thereof, in one or more Controlled Deposit Accounts; provided that (i) cash subject to a Lien securing obligations other than Secured Obligations which Lien is permitted under Section 6.02 of the Credit Agreement and (ii) other cash balances aggregating not in excess of $1,000,000 may be maintained in Deposit Accounts which are not Controlled Deposit Accounts. Each Controlled Deposit Account will be operated as provided in Section 11.

    (b) In respect of each Controlled Deposit Account, the Depositary Bank's jurisdiction (determined as provided in Revised UCC Section 9-304) will at all times after the UCC Revision Date be a jurisdiction in which Revised Article 9 is in effect.

    (c) On and after the applicable UCC Revision Date, so long as the Collateral Agent has Control of a Controlled Deposit Account, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no prior Liens or rights of others (except the Depositary Bank's right to deduct its normal operating charges and any uncollected funds previously credited thereto).

    SECTION 10.  Cash Collateral Accounts.  (a) If and when required for purposes hereof, the Collateral Agent will establish with respect to each Lien Grantor an account (its "Cash Collateral Account"), in the name and under the exclusive control of the Collateral Agent, into which all amounts owned by such Lien Grantor that are required to be deposited therein pursuant to the Financing Documents shall be deposited from time to time. Each Cash Collateral Account will be operated as provided in this Section and Section 11.

    (b) The Collateral Agent shall deposit in the Cash Collateral Account of each Lien Grantor:

       (i) each Cash Distribution required by the provisions of the Financing Documents to be deposited therein; and

      (ii) each amount realized or otherwise received by the Collateral Agent with respect to assets of such Lien Grantor upon any exercise of remedies pursuant to any Security Document.

    (c) Unless (x) an Event of Default shall have occurred and be continuing and the Required Banks shall have instructed the Collateral Agent to stop withdrawing amounts from the Cash Collateral Accounts pursuant to this subsection or (y) the maturity of the Loans shall have been accelerated pursuant to Article 7 of the Credit Agreement, the Collateral Agent shall withdraw any Cash Distribution deposited pursuant to the Financing Documents from the Cash Collateral Accounts and pay such amounts to the Administrative Agent as and when requested by it, upon a prior request by the relevant Lien Grantor to the Administrative Agent, for purposes of (x) paying Secured Obligations that are then due and payable or (y) if no Event of Default has occurred and is continuing, returning such amount to such Lien Grantor.

    SECTION 11.  Operation of Collateral Accounts.  (a) All Cash Distributions received with respect to assets held in any Collateral Account shall be deposited therein promptly upon receipt thereof.

    (b) Funds held in any Controlled Securities Account may, until withdrawn, be invested and reinvested in such Permitted Investments as the relevant Lien Grantor shall request from time to time; provided that, if an Event of Default shall have occurred and be continuing, Collateral Agent may select such Permitted Investments.

    (c) Funds held in any Controlled Deposit Account or Cash Collateral Account may, until withdrawn, be invested and reinvested in such Liquid Investments as the relevant Lien Grantor shall request from time to time; provided that (i) if an Event of Default shall have occurred and be continuing, the Collateral Agent may select such Liquid Investments and (ii) if such Liquid Investments are to be held in a Securities Account, either (x) the Collateral Agent is the Entitlement Holder with respect to such Liquid Investments or (y) the relevant Entitlement Holder and the relevant Securities Intermediary shall have theretofore entered into a Securities Account Control Agreement with respect to such Securities Account and delivered it to the Collateral Agent (which shall enter into the same).

    (d) With respect to each Collateral Account (except a Cash Collateral Account, as to which Section 10 applies), the Collateral Agent will instruct the relevant Securities Intermediary or Depositary Bank that the relevant Lien Grantor may withdraw, or direct the disposition of, funds held therein unless and until the Collateral Agent rescinds such instruction. The Collateral Agent will not rescind such instructions unless directed to do so by the Administrative Agent at a time when an Event of Default shall have occurred and be continuing.

    (e) No Lien Grantor will cause funds to be transferred from a Collateral Account to any other account owned by a UNOVA Company unless (i) such other account is a Collateral Account or (ii) such funds constitute a payment that is not prohibited by the Credit Agreement and made to a Person other than a Lien Grantor; provided that, subject to subsection (d) above, a Lien Grantor may transfer funds from any Collateral Account (except a Cash Collateral Account) to any account of a UNOVA Company that is not a Collateral Account unless, immediately after such transfer, the aggregate amount held in all such accounts that are not Collateral Accounts would exceed $1,000,000.

    (f)  If an Event of Default shall have occurred and be continuing, the Collateral Agent may (i) retain, or instruct the relevant Securities Intermediary or Depositary Bank to retain, all cash and investments then held in any Collateral Account, (ii) liquidate, or instruct the relevant Securities Intermediary or Depositary Bank to liquidate, any or all investments held therein and/or (iii) withdraw any amounts held therein and apply such amounts as provided in Section 13.

    (g) If immediately available cash on deposit in any Collateral Account is not sufficient to make any distribution or withdrawal to be made pursuant hereto, the Collateral Agent will cause to be liquidated, as promptly as practicable, such investments held in or credited to such Collateral Account as shall be required to obtain sufficient cash to make such distribution or withdrawal and, notwithstanding any other provision hereof, such distribution or withdrawal shall not be made until such liquidation has taken place.

    SECTION 12.  Remedies upon Event of Default.  (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Security Documents.

    (b) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held in the Collateral Accounts and apply such cash as provided in Section 13 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof. Notice of any such sale or other disposition shall be given to the relevant Lien Grantor(s) as required by Section 15.

    (c) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing:

       (i) the Collateral Agent may license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Pledged intellectual property (including any

  Pledged Intellectual Property) throughout the world for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its sole discretion determine; provided that such licenses or sublicenses do not conflict with any existing license;

      (ii) the Collateral Agent may (without assuming any obligation or liability thereunder), at any time and from time to time, in its sole and reasonable discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Lien Grantor in, to and under any of its Pledged Intellectual Property and take or refrain from taking any action under any thereof, and each Lien Grantor releases the Collateral Agent and each other Secured Party from liability for, and agrees to hold the Collateral Agent and each other Secured Party free and harmless from and against any claims and expenses arising out of, any lawful action so taken or omitted to be taken with respect thereto, except for claims and expenses arising from the Collateral Agent's or such Secured Party's gross negligence or willful misconduct; and

      (iii) upon request by the Collateral Agent (which shall not be construed as implying any limitation on its rights or powers), each Lien Grantor will execute and deliver to the Collateral Agent a power of attorney, in form and substance reasonably satisfactory to the Collateral Agent, for the implementation of any sale, lease, license or other disposition of any of such Lien Grantor's Pledged Intellectual Property or any action related thereto. In connection with any such disposition, but subject to any confidentiality restrictions imposed on such Lien Grantor in any license or similar agreement, such Lien Grantor will supply to the Collateral Agent its know-how and expertise relating to the relevant intellectual property or the products or services made or rendered in connection with such intellectual property, and its customer lists and other records relating to such intellectual property and to the distribution of said products or services.

    SECTION 13.  Application of Proceeds.  (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may apply (i) any cash held in the Collateral Accounts and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral, in the following order of priorities:

      first, to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Security Documents, and any other amounts then due and payable to the Collateral Agent pursuant to Section 14 or to the Administrative Agent pursuant to Section 10.03 of the Credit Agreement;

      second, to pay the unpaid principal of the Secured Obligations ratably (or provide for the payment thereof pursuant to Section 13(b)), until payment in full of the principal of all Secured Obligations shall have been made (or so provided for);

      third, to pay ratably all interest (including Post-Petition Interest) on the Secured Obligations and all facility and other fees payable under the Credit Agreement, until payment in full of all such interest and fees shall have been made;

      fourth, to pay all other Secured Obligations ratably (or provide for the payment thereof pursuant to Section 13(b)), until payment in full of all such other Secured Obligations shall have been made (or so provided for); and

      finally, to pay to the relevant Lien Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it; provided that Collateral owned by a Guarantor and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second, third and fourth only to the extent permitted by the limitation in Section 2(j). The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

    (b) If at any time any portion of any monies collected or received by the Collateral Agent would, but for the provisions of this Section 13(b), be payable pursuant to Section 13(a) in respect of a Contingent Secured Obligation, the Collateral Agent shall not apply any monies to pay such Contingent Secured Obligation but instead shall request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Collateral Agent as to the maximum amount of such Contingent Secured Obligation if then ascertainable (e.g., in the case of a letter of credit, the maximum amount available for subsequent drawings thereunder). If the holder of such Contingent Secured Obligation does not notify the Collateral Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution. If such holder does so notify the Collateral Agent as to the maximum ascertainable amount thereof, the Collateral Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Secured Obligation were outstanding in such maximum ascertainable amount. However, the Collateral Agent will not apply such portion of such monies to pay such Contingent Secured Obligation, but instead will hold such monies or invest such monies in Liquid Investments. All such monies and Liquid Investments and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this Section 13(b) rather than Section 13(a). The Collateral Agent will hold all such monies and Liquid Investments and the net proceeds thereof in trust until all or part of such Contingent Secured Obligation becomes a Non-Contingent Secured Obligation, whereupon the Collateral Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Non-Contingent Secured Obligation; provided that, if the other Secured Obligations theretofore paid pursuant to the same clause of Section 13(a) (i.e., clause second or fourth) were not paid in full, the Collateral Agent will apply the amount so held in trust to pay the same percentage of such Non-Contingent Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same clause of Section 13(a). If (i) the holder of such Contingent Secured Obligation shall advise the Collateral Agent that no portion thereof remains in the category of a Contingent Secured Obligation and (ii) the Collateral Agent still holds any amount held in trust pursuant to this Section 13(b) in respect of such Contingent Secured Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Secured Obligations), such remaining amount will be applied by the Collateral Agent in the order of priorities set forth in Section 13(a).

    (c) In making the payments and allocations required by this Section, the Collateral Agent may rely upon information supplied to it pursuant to Section 17(g). All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

    SECTION 14.  Fees and Expenses; Indemnification.  (a) The Borrower will forthwith upon demand pay to the Collateral Agent:

       (i) the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon (other than Permitted Liens);

      (ii) the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other experts, that the Collateral Agent may incur in connection with (x) the administration or enforcement of the Security Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Collateral Agent of any of its rights or powers under the Security Documents;

      (iii) the amount of any fees that the Borrower shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement; and

      (iv) the amount required to indemnify the Collateral Agent for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable fees and expenses of its counsel and any experts or sub-agents appointed by it hereunder) incurred or suffered by the Collateral Agent in connection with the Security Documents, except to the extent that such loss, liability or expense arises from the Collateral Agent's gross negligence or willful misconduct or a breach of any duty that the Collateral Agent has under this Agreement (after giving effect to Sections 16 and 17). Any such amount not paid to the Collateral Agent on demand will bear interest for each day thereafter until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day.

    (b) If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, the Borrower will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.

    (c) The Borrower shall indemnify each of the Secured Parties, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") against, and hold each Indemnitee harmless from, any and all liabilities, losses, damages, costs and expenses of any kind (including reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel) arising out of, or in connection with any and all Environmental Liabilities. Without limiting the generality of the foregoing, each Lien Grantor waives all rights for contribution and all other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to Environmental Laws that it might have by statute or otherwise against any Indemnitee.

    SECTION 15.  Authority to Administer Collateral.  Each Lien Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Borrower's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Lien Grantor's Collateral:

      (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

      (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

      (c) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

      (d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto; provided that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the relevant Lien Grantor at least ten days' prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. The Collateral Agent and each Lien Grantor agree that such notice constitutes "reasonable notification" within the meaning of Current UCC Section 9-504(3). If any such notice is given after the UCC Revision Date, it shall (i) contain the information specified in Revised UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to Revised UCC Section 9-611(c); provided that, if the

  Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

    SECTION 16.  Limitation on Duty in Respect of Collateral.  Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith or by reason of any act or omission by the Collateral Agent pursuant to instructions from the Administrative Agent, except to the extent that such liability arises from the Collateral Agent's gross negligence or willful misconduct.

    SECTION 17.  General Provisions Concerning the Collateral Agent.  (a) Authority.   The Collateral Agent is authorized to take such actions and to exercise such powers as are delegated to the Collateral Agent by the terms of the Security Documents, together with such actions and powers as are reasonably incidental thereto.

    (b)  Coordination with Administrative Agent.  To the extent requested to do so by the Administrative Agent, the Collateral Agent will promptly notify the Administrative Agent of each notice or other communication received by the Collateral Agent hereunder and/or deliver a copy thereof to the Administrative Agent. As to any matters not expressly provided for herein (including (i) the timing and methods of realization upon the Collateral and (ii) the exercise of any power that the Collateral Agent may, but is not expressly required to, exercise under any Security Document), the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Administrative Agent or, in the absence of such instructions, in accordance with its discretion (subject to the following provisions of this Section).

    (c)  Rights and Powers as a Secured Party.  The bank serving as the Collateral Agent shall, in its capacity as a Secured Party, have the same rights and powers as any other Secured Party and may exercise the same as though it were not the Collateral Agent. Such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any UNOVA Company or Affiliate thereof as if it were not the Collateral Agent hereunder.

    (d)  Limited Duties and Responsibilities.  The Collateral Agent shall not have any duties or obligations under the Security Documents except those expressly set forth therein. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Collateral Agent is required in writing to exercise by the Administrative Agent, and (c) except as expressly set forth in the Security Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to any UNOVA Company that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Administrative Agent or in the absence of its own gross negligence or wilful misconduct. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by the Borrower or a

Secured Party, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Security Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Security Document, (iv) the validity, enforceability, effectiveness or genuineness of any Security Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in any Security Document.

    (e)  Authority to Rely on Certain Writings, Statements and Advice.  The Collateral Agent shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely on any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountant or expert. The Collateral Agent may rely conclusively on advice from the Administrative Agent as to whether at any time (i) an Event of Default has occurred and is continuing, (ii) the maturity of the Loans has been accelerated or (iii) any proposed action is permitted or required by the Credit Agreement.

    (f)  Sub-Agents and Related Parties.  The Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it. The Collateral Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Parties. The exculpatory provisions of Section 16 and this Section shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent.

    (g)  Information as to Secured Obligations and Actions by Secured Parties.  For all purposes of the Security Documents, including determining the amounts of the Secured Obligations and whether a Secured Obligation is a Contingent Secured Obligation or not, or whether any action has been taken under any Secured Agreement, the Collateral Agent will be entitled to rely on information from (i) the Administrative Agent for information as to the Secured Parties, their Secured Obligations and actions taken by them, (ii) any Secured Party for information as to its Secured Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from the foregoing sources, and (iii) the Borrower, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

    (h) Within two Business Days after it receives or sends any notice referred to in this subsection, the Collateral Agent shall send to the Administrative Agent and each Secured Party Requesting Notice, copies of any notice given by the Collateral Agent to any Lien Grantor, or received by it from any Lien Grantor, pursuant to Section 12, 13, 15, 17(j) or 18.

    (i)  The Collateral Agent may refuse to act on any notice, consent, direction or instruction from the Administrative Agent or any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent's opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave, or instructed the Administrative Agent to give, such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

    (j)  Resignation; Successor Collateral Agent.  Subject to the appointment and acceptance of a successor Collateral Agent as provided in this subsection, the Collateral Agent may resign at any time by notifying the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right, in consultation with the Borrower, to appoint a successor Collateral Agent. If no successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent hereunder, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. After the Collateral Agent's resignation hereunder, the provisions of this Section and Section 16 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.

    SECTION 18.  Termination of Transaction Liens; Release of Collateral.  (a) The Transaction Liens granted by each Guarantor shall terminate when its Secured Guarantee is released pursuant to Section 2(c).

    (b) The Transaction Liens granted by the Borrower shall terminate when all the Release Conditions are satisfied.

    (c) The Transaction Liens granted by the relevant Lien Grantor with respect to any Collateral shall terminate (i) upon the sale, directly or indirectly, of such Collateral to a Person other than the Borrower or one of its Subsidiaries and (ii) solely with respect to the Battery and Disk IP Portfolio, upon any other transfer thereof, or of an interest (including a Lien interest) therein, in an IP Securitization Transaction, in each case in a transaction not prohibited under the Credit Agreement; provided that, if such sale is a Reduction Event, arrangements satisfactory to the Administrative Agent have been made to apply the Net Proceeds thereof as required by the Credit Agreement. Such termination shall not require the consent of any Secured Party, and the Collateral Agent shall be fully protected in relying on a certificate of the Borrower as to whether any particular sale of assets or IP Securitization Transaction is not prohibited under the Credit Agreement and on the Administrative Agent as to whether satisfactory arrangements for applying the Net Proceeds thereof, if needed, have been made.

    (d) At any time before the Transaction Liens terminate, the Collateral Agent may, at the written request of the Borrower, release any Collateral with the prior written consent of the Required Banks; provided that, to the extent the parties may effectively so agree without contravention of Section 10.05 of the Credit Agreement, the Collateral Agent may release all or substantially all of the Collateral (for this purpose, as defined in the Credit Agreement) pursuant to this subsection (d) only with the prior written consent of all Banks.

    (e) Upon any termination of a Transaction Lien or release of Collateral, the Collateral Agent will, at the expense of the relevant Lien Grantor, execute and deliver to such Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be.

    SECTION 19.  Guarantors and Lien Grantors.  (a) The Borrower hereby represents and warrants that the Guarantors listed on the signatures pages hereof represent all the Domestic Subsidiaries of the Borrower on the Effective Date.

    (b) If any additional Domestic Subsidiary is formed or acquired after the date hereof, the Borrower will, within ten Domestic Business Days after such Subsidiary is formed or acquired, notify the Collateral Agent and the Secured Parties thereof and cause such Subsidiary to become a party hereto by signing and delivering to the Collateral Agent a Security Agreement Supplement, whereupon such Subsidiary shall become a "Guarantor" and a "Lien Grantor" as defined herein.

    SECTION 20.  Notices.  Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

      (a) in the case of any Lien Grantor listed on the signature pages hereof:

    c/o UNOVA, Inc.

    21900 Burbank Boulevard

    Woodland Hills, CA 91367-7418

    Attention: General Counsel

    Facsimile: (818) 992-2848

      (b) in the case of any other Lien Grantor, its address, facsimile number or e-mail address set forth in its first Security Agreement Supplement;

      (c) in the case of the Collateral Agent:

    J.P. Morgan Services, Inc.

    500 Stanton Christiana Road

    Newark, DE 19713

    Attention: Michael Massena

    Facsimile: 302-634-1852

    E-mail: massena      michael@jpmorgan.com

      (d) in the case of any Bank, to the Administrative Agent to be forwarded to such Bank at its address or facsimile number [or e-mail address] specified in or pursuant to Section 10.01 of the Credit Agreement; or

      (e) in the case of any Secured Party Requesting Notice, such address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the Collateral Agent.

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the Collateral Agent and the Lien Grantors in the manner specified above.

    SECTION 21.  No Implied Waivers; Remedies Not Exclusive.  No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

    SECTION 22.  Successors and Assigns.  This Agreement is for the benefit of the Collateral Agent and the Secured Parties. If all or any part of any Secured Party's interest in any Secured Obligation is assigned or otherwise transferred, the transferor's rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Lien Grantors and their respective successors and assigns.

    SECTION 23.  Amendments and Waivers.  Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the parties hereto, with the consent of the Required Banks. No such waiver, amendment or modification shall affect the rights of a Secured Party (other than a Bank) hereunder more adversely than it affects the comparable rights of the Banks hereunder, without the consent of such Secured Party.

    SECTION 24.  Choice of Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

    SECTION 25.  Waiver of Jury Trial.  EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

    SECTION 26.  Severability.  If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

    SECTION 27.  Foreign Currency Translations.  The Collateral Agent shall determine, using such methods and rates as the Collateral Agent deems appropriate from time to time, the United States dollar equivalent of the amount of any Additional Secured Obligation denominated in a different currency. For purposes of applying the limitations on amounts set forth in the definition of Additional Secured Obligations, such determination shall have been made at the time such Additional Secured Obligation was designated as such by the Borrower, and subsequent changes in currency translation shall not affect the status of such Additional Secured Obligation hereunder (but shall be taken into account in the administration of this Agreement).

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

UNOVA, INC.
By:	/s/ ELMER C. HULL, JR. Title: Vice President and Treasurer
MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent
By:	/s/ JOSEPH F. MURPHY Title: Vice President

                    Guarantors:

CINCINNATI MACHINE OF UNOVA, INC.
By:	/s/ ELMER C. HULL, JR. Title: Vice President and Treasurer
INTERMEC INTERNATIONAL INC.
By:	/s/ ELMER C. HULL, JR. Title: Vice President and Treasurer
INTERMEC IP CORP.
By:	/s/ ELMER C. HULL, JR. Title: Vice President and Treasurer
INTERMEC TECHNOLOGIES CORPORATION
By:	/s/ ELMER C. HULL, JR. Title: Vice President and Treasurer
J. S. MCNAMARA COMPANY
By:	/s/ ELMER C. HULL, JR. Title: Vice President and Treasurer
M M & E, INC.
By:	/s/ ELMER C. HULL, JR. Title: Vice President and Treasurer
NAL CORPORATION
By:	/s/ ELMER C. HULL, JR. Title: Vice President and Treasurer
NORAND DATA SYSTEMS, LTD.
By:	/s/ ELMER C. HULL, JR. Title: Vice President and Treasurer

NORAND INTERNATIONAL CORPORATION
By:	/s/ ELMER C. HULL, JR. Title: Vice President and Treasurer
NORAND JAPAN LIMITED
By:	/s/ ELMER C. HULL, JR. Title: Vice President and Treasurer
R & B MACHINE TOOL COMPANY
By:	/s/ ELMER C. HULL, JR. Title: Vice President and Treasurer
STANKO UNOVA CORPORATION
By:	/s/ ELMER C. HULL, JR. Title: Vice President and Treasurer
UNOVA INDUSTRIAL AUTOMATION SYSTEMS INC.
By:	/s/ ELMER C. HULL, JR. Title: Vice President and Treasurer
UNOVA INDUSTRIES, INC.
By:	/s/ ELMER C. HULL, JR. Title: Vice President and Treasurer
UNOVA IP CORP.
By:	/s/ ELMER C. HULL, JR. Title: Vice President and Treasurer
UNOVA INC.
By:	/s/ ELMER C. HULL, JR. Title: Vice President and Treasurer

EXHIBIT A
to Security Agreement

SECURITY AGREEMENT SUPPLEMENT

    SECURITY AGREEMENT SUPPLEMENT dated as of      ,      , between [NAME OF LIEN GRANTOR] (the "Lien Grantor") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent.

    WHEREAS, UNOVA, Inc., the Guarantors party thereto and Morgan Guaranty Trust Company of New York, as Collateral Agent, are parties to an Amended and Restated Guarantee and Security Agreement dated as of February 8, 2001 (as heretofore amended and/or supplemented, the "Security Agreement") under which UNOVA, Inc. secures certain of its obligations (the "Secured Obligations") and the Guarantors guarantee the Secured Obligations and secure their respective guarantees thereof;

    WHEREAS, [name of Lien Grantor] desires to become [is] a party to the Security Agreement as a Guarantor and Lien Grantor thereunder; (1) and

(1)
If the Lien Grantor is the Borrower, delete this recital and paragraph (a) hereof.

    WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in Section 1 of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

    NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    (A).  Secured Guarantee. (2)  The Lien Grantor unconditionally guarantees the full and punctual payment of each Secured Obligation when due (whether at stated maturity, upon acceleration or otherwise). The Lien Grantor acknowledges that, by signing this Security Agreement Supplement and delivering it to the Collateral Agent, the Lien Grantor becomes a "Guarantor" and "Lien Grantor" for all purposes of the Security Agreement and that its obligations under the foregoing Secured Guarantee are subject to all the provisions of the Security Agreement (including those set forth in Section 2 thereof) applicable to the obligations of a Guarantor thereunder.

(2)
Delete this paragraph if the Lien Grantor is the Borrower or a Guarantor that is already a party to the Security Agreement.

    (B).  Grant of Transaction Liens.  (i) In order to secure [its Secured Guarantee] (3) [the Secured Obligations] (4), the Lien Grantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Lien Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the "New Collateral") subject to the exceptions set forth in Section 3(6) of the Security Agreement:

(3)
Delete bracketed words if the Lien Grantor is the Borrower.

(4)
Delete bracketed words if the Lien Grantor is a Guarantor.

    [describe property being added to the Collateral]

    The New Collateral shall not include property of the Lien Grantor of the type described in Section 3(b) of the Security Agreement.

    (ii) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (A) any Supporting Obligation that supports such payment or performance and (B) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

    (iii) The foregoing Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Lien Grantor with respect to any of the New Collateral or any transaction in connection therewith.

    (c). Delivery of Collateral. Concurrently with delivering this Security Agreement Supplement to the Collateral Agent, the Lien Grantor is complying with the provisions of Section 8 of the Security Agreement with respect to Investment Property, in each case if and to the extent included in the New Collateral at such time.

    (d). Party to Security Agreement. Upon delivering this Security Agreement Supplement to the Collateral Agent, the Lien Grantor will become a party to the Security Agreement and will thereafter have all the rights and obligations of a Guarantor and a Lien Grantor thereunder and be bound by all the provisions thereof as fully as if the Lien Grantor were one of the original parties thereto.(5)

(5)
Delete paragraphs (c) and (d) if the Lien Grantor is already a party to the Security Agreement.

    (e). Address of Lien Grantor. The address, facsimile number and e-mail address of the Lien Grantor for purposes of Section 20(b) of the Security Agreement are:

    [address, facsimile number and e-mail address of Lien Grantor]

    (f). Representations and Warranties. (i) The Lien Grantor is a [corporation] duly organized, validly existing and in good standing under the laws of [jurisdiction of organization].

    (ii) The Lien Grantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the date hereof. Within 60 days after the date hereof, the Lien Grantor will furnish to the Collateral Agent a file search report from each UCC filing office listed in such Perfection Certificate, showing the filing made at such filing office to perfect the Transaction Liens on the New Collateral.

    (iii) The execution and delivery of this Security Agreement Supplement by the Lien Grantor and the performance by it of its obligations under the Security Agreement as supplemented hereby are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its organizational documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (except a Transaction Lien) on any of its assets.

    (iv) The Security Agreement as supplemented hereby constitutes a valid and binding agreement of the Lien Grantor, enforceable in accordance with its terms, except as limited by (A) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors' rights generally and (B) general principles of equity.

    (v) Each of the representations and warranties set forth in Sections 4 and 6 of the Security Agreement is true as applied to the Lien Grantor and the New Collateral. For purposes of the foregoing sentence, references in said Sections to a "Lien Grantor" shall be deemed to refer to the Lien Grantor, references to Schedules to the Security Agreement shall be deemed to refer to the corresponding Schedules to this Security Agreement Supplement, references to "Collateral" shall be deemed to refer to the New Collateral, and references to the "Effective Date" shall be deemed to refer to the date on which the Lien Grantor signs and delivers this Security Agreement Supplement.

    (g). Governing Law. This Security Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

    IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF LIEN GRANTOR]
By:
Name:
Title:
MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent
By:
Name:
Title:

Schedule 1
to Security Agreement
Supplement

EQUITY INTERESTS IN FOREIGN SUBSIDIARIES
AND AFFILIATES OWNED BY LIEN GRANTOR

Issuer	Jurisdiction of Organization	Percentage Owned	Number of Shares or Units	Restricted or Unrestricted Subsidiary

Schedule 2
to Security Agreement
Supplement

INVESTMENT PROPERTY
(other than Equity Interests in Subsidiaries and Affiliates)
OWNED BY LIEN GRANTOR

PART 1—Securities

Issuer	Jurisdiction of Organization	Amount Owned	Type of Security

PART 2—Securities Accounts

The Lien Grantor owns Security Entitlements with respect to Financial Assets credited to the following Securities Accounts:(6)

Securities Intermediary	Account Number

(6)
If any such Securities Account holds material long-term investments and is not a trading account, more detailed information as to such investments could appropriately be required to be disclosed in this Schedule.

EXHIBIT B
to Security Agreement

PERFECTION CERTIFICATE

    The undersigned is a duly authorized officer of [NAME OF LIEN GRANTOR] (the "Lien Grantor"). With reference to the Amended and Restated Guarantee and Security Agreement dated as of February 8, 2001 among UNOVA, Inc., the Guarantors party thereto and Morgan Guaranty Trust Company of New York, as Collateral Agent (terms defined therein being used herein as therein defined), the undersigned certifies to the Collateral Agent and each other Secured Party as follows:

  A.
  Information Required for Filings under Revised UCC
  and Searches for Prior Filings Thereunder.

    1.  Jurisdiction of Organization.  The Lien Grantor is a [corporation] organized under the laws of            .

    2.  Name.  The exact [corporate] name of the Lien Grantor as it appears in its [certificate of incorporation] is as follows:

    3.  Filing Office.  On and after the applicable UCC Revision Date, in order to perfect the Transaction Liens granted by the Lien Grantor, a duly signed financing statement on Form UCC-1, with the collateral described as set forth on Schedule   hereto, should be on file in the office of            in            .(1)

  B.
  Additional Information Required for Filings under Current
  UCC and Searches for Prior Filings Thereunder.

    1.  Current Locations.  (a) The chief executive office of the Lien Grantor is located at the following address:

Mailing Address	County	State

The Lien Grantor [does] [does not] have a place of business in another county of the State listed above.

    (b) The following are all places of business of the Lien Grantor not identified above:

Mailing Address	County	State

    (c) The following are all locations not identified above where the Lien Grantor maintains any Inventory:

Mailing Address	County	State

(1)
Insert Lien Grantor's "location" determined as provided in Revised UCC Section 9-307.

    (d) The following are the names and addresses of all Persons (other than the Lien Grantor) that have possession of any of the Lien Grantor's Inventory:

Mailing Address	County	State

    IN WITNESS WHEREOF, I have hereunto set my hand this            day of            ,    .

Name:
Title:

Schedule
to Perfection Certificate

DESCRIPTION OF COLLATERAL

    All accounts, chattel paper, documents, equipment, general intangibles, instruments, inventory and investment property, in each case whether now owned or hereafter acquired and wherever located, and all proceeds thereof.

EXHIBIT C
to Security Agreement

SECURITIES ACCOUNT CONTROL AGREEMENT

    SECURITIES ACCOUNT CONTROL AGREEMENT dated as of      ,      among            (the "Lien Grantor"), Morgan Guaranty Trust Company of New York, as Collateral Agent (the "Secured Party"), and            (the "Securities Intermediary"). All references herein to the "UCC" refer to the Uniform Commercial Code as in effect from time to time in the State of New York. Terms defined in the UCC have the same meanings when used herein.

W I T N E S S E T H:

    WHEREAS, the Lien Grantor is the entitlement holder with respect to the Account (as defined below);

    WHEREAS, pursuant to an Amended and Restated Guarantee and Security Agreement dated as of February 8, 2001 (as such agreement may be amended and/or supplemented from time to time, the "Security Agreement"), the Lien Grantor has granted to the Secured Party a continuing security interest (the "Transaction Lien") in all right, title and interest of the Lien Grantor in, to and under the Account, all financial assets credited thereto and all security entitlements in respect thereof, whether now owned or existing or hereafter acquired or arising; and

    WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Account, all financial assets from time to time credited thereto and all security entitlements in respect thereof;

    NOW, THEREFORE, the parties hereto agree as follows:

    SECTION 1.  Establishment of Account.  The Securities Intermediary confirms that:

       (i) the Securities Intermediary has established account number [identify account number] in the name of "[name of Lien Grantor]" (such account and any successor account, the "Account"),

      (ii) the Account is a "securities account" as defined in Section 8-501 of the UCC,

      (iii) the Securities Intermediary is acting as a "securities intermediary" (as defined in Section 8-102 of the UCC) in respect of the Account,

      (iv) the Securities Intermediary shall, subject to the terms of this Agreement, treat the Lien Grantor as entitled to exercise the rights that comprise all financial assets from time to time credited to the Account,

      (v) all property delivered to the Securities Intermediary by or on behalf of the Lien Grantor will be promptly credited to the Account, and

      (vi) all financial assets (except cash) credited to the Account will be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Account be registered in the name of the Lien Grantor, payable to the order of the Lien Grantor or specially indorsed to the Lien Grantor unless such financial asset has been further indorsed to the Securities Intermediary or in blank.

    SECTION 2.  "Financial Assets" Election.  The parties hereto agree that each item of property (whether investment property, financial asset, security, instrument, cash or other property) credited to the Account shall be treated as a "financial asset" within the meaning of Sections 8-102(a)(9) and 8-103 of the UCC.

    SECTION 3.  Entitlement Orders.  The Securities Intermediary agrees to comply with any "entitlement order" (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Account or any financial asset credited thereto without further consent by the Lien Grantor or any other person. The Lien Grantor consents to the foregoing agreement by the Securities Intermediary.

    SECTION 4.  Waiver of Lien; Waiver of Set-off.  The Securities Intermediary waives any security interest, lien or right to make deductions or setoffs that it may now have or hereafter acquire in or with respect to the Account, any financial asset credited thereto or any security entitlement in respect thereof. Neither the financial assets credited to the Account nor the security entitlements in respect thereof will be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Party [(except that the Securities Intermediary may set off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Account and (ii) the face amount of any checks that have been credited to the Account but are subsequently returned unpaid because of uncollected or insufficient funds)].

    SECTION 5.  Choice of Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York. The State of New York shall be deemed to be the Securities Intermediary's jurisdiction for purposes of the UCC (including, without limitation, Section 8-110 thereof).

    SECTION 6.  Conflict with Other Agreements.  There is no agreement (except this Agreement) between the Securities Intermediary and the Lien Grantor with respect to the Account [except for [identify any existing other agreements] (the "Existing Other Agreements")]. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Securities Intermediary and the Lien Grantor with respect to the Account, whether now existing or hereafter entered into, the terms of this Agreement shall prevail. [If any Existing Other Agreement does not specify that it is governed by the laws of [the jurisdiction specified in Section 5], such Existing Other Agreement is hereby amended to specify that it is governed by the laws of [the jurisdiction specified in Section 5].

    SECTION 7.  Amendments.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

    SECTION 8.  Notice of Adverse Claims.  Except for the claims and interests of the Secured Party and the Lien Grantor, the Securities Intermediary does not know of any claim to, or interest in, the Account, any financial asset credited thereto or any security entitlement in respect thereof. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Account, any financial asset credited thereto or any security entitlement in respect thereof, the Securities Intermediary will promptly notify the Secured Party and the Lien Grantor thereof.

    SECTION 9.  Maintenance of Account.  In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Account as follows:

      (i)  Lien Grantor Entitlement Orders; Notice of Exclusive Control.  So long as the Securities Intermediary has not received a Notice of Exclusive Control (as defined below), the Securities Intermediary may, subject to paragraph (iii) below, comply with entitlement orders of the Lien Grantor or any duly authorized agent of the Lien Grantor in respect of the Account and any or all financial assets credited thereto. After the Securities Intermediary receives a written notice from the Secured Party that is exercising exclusive control over the Account in the form of Exhibit A (a

  "Notice of Exclusive Control"), the Securities Intermediary will cease complying with entitlement orders of the Lien Grantor or any of its agents.

      (ii)  Voting Rights.  Until the Securities Intermediary receives a Notice of Exclusive Control, the Lien Grantor shall be entitled to direct the Securities Intermediary with respect to the voting of any financial assets credited to the Account.

      (iii)  Permitted Investments.  Until the Securities Intermediary receives a Notice of Exclusive Control, the Lien Grantor shall be entitled to direct the Securities Intermediary with respect to the selection of investments to be made and credited to the Account; providedthat the Securities Intermediary shall not honor any instruction or entitlement order to purchase any investment except investments of a type described in Exhibit B hereto.

      (iv)  Statements and Confirmations.  The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Account and/or any financial assets credited thereto simultaneously to each of the Lien Grantor and the Secured Party at their respective addresses specified in Section 12 hereof.

      (v)  Tax Reporting.  All items of income, gain, expense and loss recognized in the Account or in respect of any financial assets credited thereto shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Lien Grantor.

    SECTION 10.  Representations, Warranties and Covenants of the Securities Intermediary.  The Securities Intermediary makes the following representations, warranties and covenants:

       (i) The Account has been established as set forth in Section 1 above and will be maintained in the manner set forth herein until this Agreement is terminated. The Securities Intermediary will not change the name or account number of the Account without the prior written consent of the Secured Party.

      (ii) No financial asset credited to the Account is or will be registered in the name of the Lien Grantor, payable to the order of the Lien Grantor, or specially indorsed to the Lien Grantor, unless such financial asset has been further indorsed by the Lien Grantor to the Securities Intermediary or in blank.

      (iii) This Agreement is a valid and binding agreement of the Securities Intermediary.

      (iv) The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any person (other than the Secured Party) relating to the Account and/or any financial asset credited thereto pursuant to which it has agreed, or will agree, to comply with entitlement orders of such person. The Securities Intermediary has not entered into any other agreement with the Lien Grantor or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as agreed in Section 3 hereof.

    SECTION 11.  Successors.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

    SECTION 12.  Notices.  Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

    Lien Grantor:

    Secured Party:

    Securities Intermediary:

    Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

    SECTION 13.  Termination.  The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Transaction Lien, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Lien Grantor or any lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the Secured Party has notified the Securities Intermediary in writing that the Transaction Lien has been terminated pursuant to the terms of the Security Agreement.

[NAME OF LIEN GRANTOR]
By:	Name: Title:
MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Collateral Agent
By:	Name: Title:
[NAME OF SECURITIES INTERMEDIARY]
By:	Name: Title:

Exhibit A

[Letterhead of Secured Party]
[Date]

[Name and Address of Securities Intermediary]

Attention:

      Re: Notice of Exclusive Control

Ladies and Gentlemen:

    As referenced in the Securities Account Control Agreement dated as of      ,      among [name of Lien Grantor], us and you (a copy of which is attached), we notify you that we will hereafter exercise exclusive control over securities account number            (the "Account"), all financial assets from time to time credited thereto and all security entitlements in respect thereof. You are instructed not to accept any directions, instructions or entitlement orders with respect to the Account or the financial assets credited thereto from any person other than the undersigned unless otherwise ordered by a court of competent jurisdiction.

    You are instructed to deliver a copy of this notice by facsimile transmission to [name of Lien Grantor].

Very truly yours,
MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS COLLATERAL AGENT
By:	Title:

cc: [name of Lien Grantor]

Exhibit B

Permitted Investments

    EXHIBIT D
to Security Agreement

COPYRIGHT SECURITY AGREEMENT

(Copyrights, Copyright Registrations, Copyright
Applications and Copyright Licenses)

    WHEREAS, [name of Lien Grantor], a            [corporation] (herein referred to as the "Lien Grantor") owns, or in the case of licenses is a party to, the Copyright Collateral (as defined below);

    WHEREAS, UNOVA, Inc. (the "Borrower"), the Banks party thereto, and Morgan Guaranty Trust Company of New York, as Administrative Agent, are parties to an Amended and Restated Credit Agreement dated as of [date of Credit Agreement] (as amended from time to time, the "Credit Agreement"); and

    WHEREAS, pursuant to (i) an Amended and Restated Guarantee and Security Agreement dated as of February 8, 2001 (as amended and/or supplemented from time to time, the "Security Agreement") among the Borrower, the Guarantors party thereto and Morgan Guaranty Trust Company of New York, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the "Grantee"), and (ii) certain other Security Documents (including this Copyright Security Agreement), the Lien Grantor has [secured certain of its obligations (the "Secured Obligations")]1 [guaranteed certain obligations of the Borrower and secured such guarantee (the "Lien Grantor's Secured Guarantee")]2 by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Copyright Collateral (as defined below);

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure the [Secured Obligations] [Lien Grantor's Secured Guarantee], a continuing security interest in all of the Lien Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Copyright Collateral"), whether now owned or existing or hereafter acquired or arising:

      (i)  each Copyright (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto;

      (ii) each Copyright License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Copyright License identified in Schedule 1 hereto; and

      (iii) all proceeds of, revenues from, and accounts and general intangibles arising out of, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Copyright (including, without limitation, any Copyright owned by the Lien Grantor and identified in Schedule 1), and all rights and benefits of the Lien Grantor under any Copyright License (including, without limitation, any Copyright License identified in Schedule 1).

    The Copyright Collateral, however, shall not include property of the Lien Grantor of the type described in Section 3(b) of the Security Agreement.

    The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee's name, from time to time, in the

Grantee's discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Copyright Collateral any and all appropriate action which the Lien Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.

    Except to the extent not prohibited by the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Copyright Collateral.

    The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

    IN WITNESS WHEREOF, the Lien Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the  day of             ,      .

[NAME OF LIEN GRANTOR]
By:
Name:
Title:

Acknowledged:
Morgan Guaranty Trust Company of New York, as Collateral Agent
By:
Name:
Title:

STATE OF	)
) ss.:
COUNTY OF	)

    I,            , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that            ,            of [NAME OF LIEN GRANTOR] (the "Company"), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such             , appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

    GIVEN under my hand and Notarial Seal this  day of            ,      .

    [Seal]

Signature of notary public
My Commission expires

    Schedule 1
to Copyright
Security Agreement

[NAME OF LIEN GRANTOR]

COPYRIGHT REGISTRATIONS
Registration No.	Registration Date	Title	Expiration Date
COPYRIGHT APPLICATIONS
Case No.	Serial No.	Country	Date	Filing Title
COPYRIGHT LICENSES
Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

EXHIBIT E
to Security Agreement

PATENT SECURITY AGREEMENT

(Patents, Patent Applications and Patent Licenses)

    WHEREAS, [name of Lien Grantor], a            [corporation] (herein referred to as the "Lien Grantor") owns, or in the case of licenses is a party to, the Patent Collateral (as defined below);

    WHEREAS, UNOVA, Inc. (the "Borrower"), the Banks party thereto, and Morgan Guaranty Trust Company of New York, as Administrative Agent, are parties to an Amended and Restated Credit Agreement dated as of [date of Credit Agreement] (as amended from time to time, the "Credit Agreement"); and

    WHEREAS, pursuant to (i) an Amended and Restated Guarantee and Security Agreement dated as of February 8, 2001 (as amended and/or supplemented from time to time, the "Security Agreement") among the Borrower, the Guarantors party thereto and Morgan Guaranty Trust Company of New York, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the "Grantee"), and (ii) certain other Security Documents (including this Patent Security Agreement), the Lien Grantor has [secured certain of its obligations (the "Secured Obligations")](1) [guaranteed certain obligations of the Borrower and secured such guarantee (the "Lien Grantor's Secured Guarantee")](2) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Patent Collateral (as defined below);

(1)
Delete these bracketed words if the Lien Grantor is a Guarantor.

(2)
Delete these bracketed words if the Lien Grantor is the Borrower.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure the [Secured Obligations] [Lien Grantor's Secured Guarantee], a continuing security interest in all of the Lien Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Patent Collateral"), whether now owned or existing or hereafter acquired or arising:

       (i) each Patent (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Patent referred to in Schedule 1 hereto;

      (ii) each Patent License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Patent License identified in Schedule 1 hereto; and

      (iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future infringement of any Patent owned by the Lien Grantor (including, without limitation, any Patent identified in Schedule 1 hereto) and all rights and benefits of the Lien Grantor under any Patent License (including, without limitation, any Patent License identified in Schedule 1 hereto).

    The Patent Collateral, however, shall not include property of the Lien Grantor of the type described in Section 3(b) of the Security Agreement.

    The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee's name, from time to time, in the

Grantee's discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Patent Collateral any and all appropriate action which the Lien Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.

    Except to the extent not prohibited by the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Patent Collateral.

    The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

    IN WITNESS WHEREOF, the Lien Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the    day of             ,    .

[NAME OF LIEN GRANTOR]
By:
Name: Title:
Acknowledged:
Morgan Guaranty Trust Company of New York, as Collateral Agent
By:
Name: Title:

STATE OF)
) ss.:
COUNTY OF)

    I,            , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that            ,            of [NAME OF LIEN GRANTOR] (the "Company"), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such             , appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

    GIVEN under my hand and Notarial Seal this    day of            ,    .

[Seal]
Signature of notary public
My Commission expires

Schedule 1
to Patent
Security Agreement

[NAME OF LIEN GRANTOR]

PATENTS AND DESIGN PATENTS

Patent No.	Issued	Expiration	Country	Title

PATENT APPLICATIONS

Case No.	Serial No.	Country	Date	Filing Title

PATENT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

EXHIBIT F
to Security Agreement

TRADEMARK SECURITY AGREEMENT

(Trademarks, Trademark Registrations, Trademark
Applications and Trademark Licenses)

    WHEREAS, [name of Lien Grantor], a            [corporation] (herein referred to as the "Lien Grantor") owns, or in the case of licenses is a party to, the Trademark Collateral (as defined below);

    WHEREAS, UNOVA, Inc. (the "Borrower"), the Banks party thereto, and Morgan Guaranty Trust Company of New York, as Administrative Agent, are parties to an Amended and Restated Credit Agreement dated as of [date of Credit Agreement] (as amended from time to time, the "Credit Agreement"); and

    WHEREAS, pursuant to (i) an Amended and Restated Guarantee and Security Agreement dated as of February 8, 2001 (as amended and/or supplemented from time to time, the "Security Agreement") among the Borrower, the Guarantors party thereto and Morgan Guaranty Trust Company of New York, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the "Grantee"), and (ii) certain other Security Documents (including this Trademark Security Agreement), the Lien Grantor has [secured certain of its obligations (the "Secured Obligations")](1)bn]

(1)
Delete these bracketed words if the Lien Grantor is a Guarantor.

[guaranteed certain obligations of the Borrower and secured such guarantee (the "Lien Grantor's Secured Guarantee")](2)

by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Trademark Collateral (as defined below);

(2)
Delete these bracketed words if the Lien Grantor is the Borrower.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure the [Secured Obligations] [Lien Grantor's Secured Guarantee], a continuing security interest in all of the Lien Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Trademark Collateral"), whether now owned or existing or hereafter acquired or arising:

       (i) each Trademark (as defined in the Security Agreement) owned by the Lien Grantor, including, without limitation, each Trademark registration and application referred to in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark;

      (ii) each Trademark License (as defined in the Security Agreement) to which the Lien Grantor is a party, including, without limitation, each Trademark License identified in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark licensed pursuant thereto; and

      (iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Lien Grantor against third parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of, any Trademark owned by the Lien Grantor

  (including, without limitation, any Trademark identified in Schedule 1 hereto), and all rights and benefits of the Lien Grantor under any Trademark License (including, without limitation, any Trademark License identified in Schedule 1 hereto), or for injury to the goodwill associated with any of the foregoing.

    The Trademark Collateral, however, shall not include property of the Lien Grantor of the type described in Section 3(b) of the Security Agreement.

    The Lien Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Lien Grantor or in the Grantee's name, from time to time, in the Grantee's discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Trademark Collateral any and all appropriate action which the Lien Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trademark Security Agreement and to accomplish the purposes hereof.

    Except to the extent not prohibited by the Security Agreement or the Credit Agreement, the Lien Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Trademark Collateral.

    The foregoing security interest is granted in conjunction with the security interests granted by the Lien Grantor to the Grantee pursuant to the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

    IN WITNESS WHEREOF, the Lien Grantor has caused this Trademark Security Agreement to be duly executed by its officer thereunto duly authorized as of the      day of             ,      .

[NAME OF LIEN GRANTOR]
By:
Name: Title:
Acknowledged: Morgan Guaranty Trust Company of New York, as Collateral Agent
By:
Name: Title:

STATE OF	)
	)	ss.:
COUNTY OF	)

    I,            , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that            ,            of [NAME OF LIEN GRANTOR] (the "Company"), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such             , appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

    GIVEN under my hand and Notarial Seal this  day of            ,      .

[Seal]
By:
Signature of notary public My Commission expires

Schedule 1
to Trademark
Security Agreement

[NAME OF LIEN GRANTOR]

U.S. TRADEMARK REGISTRATIONS
TRADEMARK	REG. NO.	REG. DATE
U.S. TRADEMARK APPLICATIONS
TRADEMARK	REG. NO.	REG. DATE

TRADEMARK LICENSES
Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

QuickLinks

TABLE OF CONTENTS
AMENDED AND RESTATED GUARANTEE AND SECURITY AGREEMENT
SECURITY AGREEMENT SUPPLEMENT
EQUITY INTERESTS IN FOREIGN SUBSIDIARIES AND AFFILIATES OWNED BY LIEN GRANTOR
INVESTMENT PROPERTY (other than Equity Interests in Subsidiaries and Affiliates) OWNED BY LIEN GRANTOR PART 1—Securities
PART 2—Securities Accounts
EXHIBIT B to Security Agreement
PERFECTION CERTIFICATE
Schedule to Perfection Certificate
DESCRIPTION OF COLLATERAL
SECURITIES ACCOUNT CONTROL AGREEMENT
W I T N E S S E T H:
Permitted Investments
COPYRIGHT SECURITY AGREEMENT (Copyrights, Copyright Registrations, Copyright Applications and Copyright Licenses)
[NAME OF LIEN GRANTOR]
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